Filed Pursuant to Rule 433

Registration No. 333-205684

FREE WRITING PROSPECTUS

(To Prospectus dated June 29, 2016

as supplemented by Supplement No.1 dated

October 11, 2016, Supplement No. 2 dated

November 15, 2016 and Supplement No. 3

dated November 29, 2016)